SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidentiality for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Two Harbors Investment Corp.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party

	(4)	Date Filed:

TWO HARBORS INVESTMENT CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2012

To our Stockholders:

On behalf of the Board of Directors of Two Harbors Investment Corp., it is my pleasure to invite you to the 2012 Annual Meeting of Stockholders of Two Harbors Investment Corp., a Maryland corporation, to be held at Hotel Plaza Athénée, 37 East 64th Street, New York, New York 10065, on Tuesday, May 22, 2012, at 1:00 p.m. Eastern Time, for the following purposes:

(1)	To elect seven (7) directors, with each director serving until our next annual meeting of stockholders and until his or her successor is elected and qualified;

(2)	To consider and vote upon the ratification of the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2012;

(3)	To hold an advisory vote relating to the compensation of our executive officers; and

(4)	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 27, 2012, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. The accompanying Proxy Statement contains further information about the business to be conducted at the Annual Meeting.

We are pleased this year to furnish our proxy materials over the Internet. This process not only expedites your receipt of the proxy materials, but also lowers the cost and reduces our environmental impact. On or about April 9, 2012, we commenced mailing to each of our stockholders a Notice Regarding the Availability of Proxy Materials, which contains instructions on how to access a copy of our 2012 Proxy Statement, Annual Report on Form 10-K and other soliciting materials, and also contains instructions on how to vote electronically or how you can obtain a paper copy of our Proxy Statement and Annual Report.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, we encourage you to authorize your vote as soon as possible by following the instructions contained in the Notice Regarding the Availability of Proxy Materials you received for the Annual Meeting. The Notice includes instructions on how to authorize a proxy to vote via the Internet or toll-free telephone number, or how to request a paper proxy card to complete, sign and return via mail.

BY ORDER OF THE BOARD OF DIRECTORS,

Timothy O’Brien
General Counsel and Secretary

April 9, 2012

ADMISSION TO THE 2012 ANNUAL MEETING

Only stockholders who own shares of our common stock as of the close of business on March 27, 2012 will be entitled to attend the 2012 Annual Meeting. If you wish to attend the Annual Meeting in person, please register in advance by contacting our Investor Relations Department at (212) 364-3229. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership as of the record date and a form of government-issued photo identification.

•	If your shares are registered in your name, proof of ownership could include a copy of your account statement from our transfer agent or a copy of your stock certificate.

•

If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a form of proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Please note: if you hold your shares through an intermediary and wish to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring that proxy to the meeting.

No cameras, recording devices or large packages will be permitted in the meeting room.

TWO HARBORS INVESTMENT CORP.

PROXY STATEMENT

The Board of Directors of Two Harbors Investment Corp., a Maryland corporation, is using this proxy statement to solicit your proxy for use at our 2012 Annual Meeting. We intend to send a Notice Regarding the Availability of Proxy Materials for the Annual Meeting and make proxy materials available to stockholders (or for those who request, a paper copy of this proxy statement and the form of proxy) on or about April 9, 2012 to our stockholders of record as of the close of business on March 27, 2012. References in this proxy statement to “Two Harbors,” “company,” “we,” “us,” “our” and similar terms refer to Two Harbors Investment Corp.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 22, 2012

This proxy statement and our 2011 Annual Report, which includes our Annual Report on Form 10-K, are available on the Internet at www.proxyvote.com. Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to our stockholders of record as of the close of business on March 27, 2012. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials (www.proxyvote.com) or to request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice Regarding Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Annual Meeting

Our Annual Meeting will be held on Tuesday, May 22, 2012 at 1:00 p.m. Eastern Time at Hotel Plaza Athénée, 37 East 64th Street, New York, New York 10065.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to vote on the following items:

(1)	To elect seven (7) directors, with each director serving until our next annual meeting of stockholders and until his or her successor is elected and qualified;

(2)	To consider and vote upon the ratification of the selection of Ernst & Young LLP to serve as our independent public accountants for our fiscal year ending December 31, 2012;

(3)	To hold an advisory vote relating to the compensation of our executive officers; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting. Should any other matter requiring a vote of stockholders arise, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote the proxies in accordance with their discretion on any such matter.

Who Can Vote

The Board of Directors has fixed the close of business on March 27, 2012, as the record date for determining the holders of our common stock entitled to receive notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. On the record date, there were 214,207,346 shares of our common stock outstanding. Only stockholders as of the record date are entitled to vote at the Annual Meeting and such stockholders will be entitled to one vote for each share of our common stock held on the record date, which may be exercised in person or by proxy duly authorized in writing.

How You Can Vote

Stockholders of Record. Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Internet—You may authorize your proxy on-line via the Internet by accessing the website www.proxyvote.com and following the instructions provided on the Notice or proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 21, 2012.

•

By Telephone—You may authorize your proxy by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 21, 2012.

•

By Mail—If you request paper copies of the proxy materials to be sent to you by mail, you may authorize your proxy by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•	In Person—You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

Beneficial Owners. If you are the beneficial owner of your shares of common stock (that is, you hold your shares in “street name” through an intermediary such as a broker, bank or other nominee), you will receive instructions from your broker, bank or nominee. Your broker, bank or nominee will not vote your shares of stock on many matters unless you provide them instructions on how to vote your shares of stock. You should instruct your broker or nominee how to vote your shares of stock by following the directions provided by your broker or nominee. Alternatively, obtain a proxy from your bank, broker or other holder of record and bring it with you to hand in with a ballot in order to be able to vote your shares at the meeting.

Changing Your Vote

You may change your vote at any time before the proxy is exercised. For stockholders of record, if you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If you voted via the Internet or by telephone you may also change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting by ballot at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the Secretary before the proxy is exercised; or (2) you vote by ballot at the meeting.

Method of Counting Votes; Quorum

Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted (i) “FOR” the election of the seven director nominees listed on the proxy card; (ii) “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012; and (iii) “FOR” the advisory vote relating to executive compensation.

If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the New York Stock Exchange, or NYSE, your broker or nominee has discretion to vote your shares on routine matters, such as Proposal 2, but does not have discretion to vote your shares on non-routine matters, such as Proposals 1 and 3. Therefore, if you do not instruct your broker as to how to vote your shares on Proposals 1 or 3, this would be a “broker non-vote” and your shares would not be counted as having been voted on the applicable proposal. We strongly encourage you to instruct your broker or nominee on how you wish to vote your shares.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Pursuant to Maryland law, broker non-votes and abstentions are not included in the determination of the shares of common stock voting on such matter, but are counted for quorum purposes.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SUBMITTING YOUR PROXY IN ADVANCE OF THE MEETING DOES NOT AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

Our principal executive offices are located at 601 Carlson Parkway, Suite 150, Minnetonka, Minnesota 55305. Notices of revocation of proxies should be sent to that address, attention Secretary

PROPOSAL 1: ELECTION OF DIRECTORS

Board Composition

Our Charter and Bylaws provide that our Board of Directors may be comprised of no less than the number of directors required by the Maryland General Corporation Law and no more than 15. Our Board is currently comprised of seven directors. Pursuant to our Charter and Bylaws, our stockholders elect each of the members of our Board annually at the Annual Meeting, with the term of each director expiring at the next annual meeting.

Director Nominations

Each of our current directors has been recommended by the Nominating and Corporate Governance Committee and nominated by our Board of Directors to stand for election at the 2012 Annual Meeting and to hold office until our annual meeting of stockholders to be held in 2013 or until his or her successor is duly elected and qualified. It is expected that each of the director nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or withhold his or her vote from any or all of the nominees.

We have set forth below certain information with respect to the members of our Board of Directors, each of whom has served in their positions since the consummation of our merger with Capitol Acquisition Corp., or Capitol, on October 28, 2009. The business address of each nominee is Two Harbors Investment Corp., 601 Carlson Parkway, Suite 150, Minnetonka, Minnesota 55305.

We believe that each of our director nominees displays personal and professional integrity; satisfactory levels of education and/or business experience; business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board and its committees; a fit of skills and personality with those of our other directors that helps build a Board that is effective and responsive to the needs of the Company; strategic thinking and a willingness to express ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of our stockholders. The information presented below regarding each nominee or director also sets forth specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should serve as a director.

Nominees for Election to the Board

Name and Year First Elected as a Director	Age	Background Information

Mark D. Ein (2009)	47	Mark D. Ein is the non-executive Vice Chairman of our Board of Directors. Mr. Ein served as Capitol’s Chief Executive Officer and a member of its board of directors previously. Mr. Ein is the Founder of Venturehouse Group, LLC, a holding company that creates, invests in and builds companies, and has served as its Chief Executive Officer since 1999. He is also the President of Leland Investments, a private investment firm. An entity owned by Mr. Ein is also the majority owner and managing member of Kastle Holding Company LLC, which through its subsidiaries conducts the business of Kastle Systems, LLC, a provider of building and office security systems that was acquired in January 2007. He is the Co-Chairman of Kastle Systems and the founder and owner of the Washington Kastles, the World Team Tennis franchise in Washington, D.C. Mr. Ein is a director of MACH S.á.r.l., a telecommunications process solutions company, and the chairman of the board of VSGi, a video conferencing, telepresence, and audi-visual integration company. He serves on the executive committee of the Federal City Council, and serves on the boards of The District of Columbia College Access Program, a non-profit organization supporting the academic success of D.C. area public high school students, and The District of Columbia Public Education Fund, a non-profit organization fostering achievement in public education. Mr. Ein received a B.S. in Economics with a concentration in Finance from the University of Pennsylvania’s Wharton School of Finance and an M.B.A. from the Harvard Business School. Mr. Ein was originally appointed as a director pursuant to contractual rights of Capitol granted in the merger with Capitol. We believe Mr. Ein is an appropriate director to provide continuity for Capitol’s common stock and warrant holders and the benefits he brings to our Board of Directors with his background as an entrepreneur, investment banker and investor.

William W. Johnson (2009)	50	William W. Johnson is an independent member of our Board of Directors. Mr. Johnson has been a director since the merger with Capitol in October of 2009. Mr. Johnson is currently a Partner and Deputy Head of Asset Management at Perella Weinberg Partners in New York, a privately owned financial services firm. Previously, he was a Managing Director of J.P. Morgan, a financial services firm, from 2006 to 2009, where he held senior roles including Divisional Management and Risk Committee Member, Head of Proprietary Positioning Business, and Head of Tax-Exempt Capital Markets. From 2004 to 2005, Mr. Johnson was a private investor. From 2001 to 2003, Mr. Johnson was President of Paloma Partners, a private capital management company in Greenwich, Connecticut. From 1984 to 2001, Mr. Johnson worked for UBS and its predecessors in Chicago, Singapore, London and Basel. He began his career at UBS in currency options trading and served in several senior management functions including Divisional Management and Risk Committee Member and Global Head of Treasury Products. Mr. Johnson received a B.S. degree from the University of Pennsylvania Wharton School in 1984, and a M.B.A. from the University of Chicago in 1988. Mr. Johnson was originally appointed as a director pursuant to contractual rights of Pine River Capital Management L.P., or Pine River, granted in the merger agreement with Capitol. We believe Mr. Johnson is an appropriate director because of his knowledge of financial markets and trading, and his career in financial markets.

Stephen G. Kasnet (2009)	66	Stephen G. Kasnet is an independent member of our Board of Directors. Mr. Kasnet has been a director since the merger with Capitol in October of 2009. He is also our Lead Independent Director. Mr. Kasnet has also been a director of Columbia Laboratories, Inc., a specialty pharmaceuticals company (NASDAQ: CBRX), since August 2004 and Chairman of the Board since November 2004. He was the Chairman of Dartmouth Street Capital LLC, a private investment firm, from 2007 through October 2009. He was also the President and Chief Executive Officer of Raymond Property Company LLC, a real estate company, from 2007 through October 2009. From 2000 to 2006, he was President and Chief Executive Officer of Harbor Global Company, Ltd., an asset management, natural resources and real estate investment company, and Chairman of the PIOglobal, a Russian real estate investment fund. From 1995 to 1999, Mr. Kasnet was a director and member of the Executive Committee

Name and Year First Elected as a Director	Age	Background Information

		of The Bradley Real Estate Trust. He was Chairman of Warren Bank from 1990 to 2003. He has also held senior management positions with other financial organizations, including Pioneer Group, Inc., First Winthrop Corporation and Winthrop Financial Associates, and Cabot and Forbes. He serves as Chairman of the Board of Rubicon Ltd., a forestry company, is a director of Tenon Ltd., a wood products company, and serves as a director of First Ipswich Bancorp, a bank holding company. He is also a trustee and vice president of the board of the Governor’s Academy, a private coed boarding high school in Byfield, MA. Mr. Kasnet received a B.A. from the University of Pennsylvania in 1966. Mr. Kasnet was originally appointed as a director pursuant to contractual rights of Pine River granted in the merger agreement with Capitol. We believe Mr. Kasnet is an appropriate director based on his audit committee experience, and his past and current experience as a director of public companies.

Peter Niculescu (2009)	52	Peter Niculescu is an independent member of our Board of Directors. Mr. Niculescu has been a director since the merger with Capitol in October of 2009. Since 2009, Mr. Niculescu has also been a Partner and Head of Fixed Income Advisory at CMRA, a risk management firm providing consulting and litigation support services to major US and international financial services companies and institutional investors. Prior to joining CMRA, Mr. Niculescu ran the Capital Markets division at Fannie Mae, a government sponsored entity, from 2002 to 2008. During the 1990s, he was a Managing Director at Goldman Sachs & Co. in its mortgage research and fixed income strategy group. Mr. Niculescu received a Bachelors of Economics from the Victoria University of Wellington in New Zealand in 1979 and his Ph.D. in Economics from Yale University in 1985. Mr. Niculescu is a Chartered Financial Analyst. Mr. Niculescu was originally appointed as a director pursuant to contractual rights of Capitol granted in the merger agreement with Capitol. We believe Mr. Niculescu is an appropriate director because of his experience in trading and mortgage-backed securities, particularly during his tenure as an officer with Fannie Mae.

W. Reid Sanders (2009)	62	W. Reid Sanders is an independent member of our Board of Directors. Mr. Sanders has been a director since the merger with Capitol in October of 2009. He is a director and member of the audit committee of Mid-America Apartment Communities, Inc., a Delaware REIT that owns and operates apartment complexes, (NYSE: MAA). Mr. Sanders also is the President of Sanders Properties, Inc., a real estate company; is a director of Independent Bank, a bank holding company; serves on the Investment Committee at Cypress Realty, a real estate company; and is on the Advisory Board of SSM Venture Partners III, L.P., a private venture capital firm. He is the former Chairman at Two Rivers Capital Management, and his former directorships include Harbor Global Company Ltd., an asset management, natural resources and real estate investment company, PioGlobal Asset Management, a Russian private investment management company, The Pioneer Group Inc., a global investment management firm, and TBA Entertainment Corporation, a strategic communications and entertainment marketing company. Mr. Sanders was the Co-Founder and former Executive Vice President of Southeastern Asset Management, and the former President of Longleaf Partners Mutual Funds, a family of funds in Memphis from 1975-2000. He served as an Investment Officer at First Tennessee Investment Management, the investment management division of First Horizon National Corporation, from 1973-1975. Mr. Sanders worked in Credit Analysis and Commercial Lending at Union Planters National Bank from 1971-1972. Mr. Sanders is a Trustee of the Hugo Dixon Foundation, the Dixon Gallery and Gardens, the Hutchison School, The Jefferson Scholars Foundation, and the TN Shakespeare Company, and is a former Trustee of Rhodes College and the Campbell Clinic Foundation. He received a Bachelors of Economics from the University of Virginia in 1971. Mr. Sanders was originally appointed as a director pursuant to contractual rights of Pine River granted in the merger agreement with Capitol. We believe Mr. Sanders is an appropriate director because of his broad business experience and expertise, and sound judgment, as well as his expertise with audits and financial statements.

Name and Year First Elected as a Director	Age	Background Information

Thomas Siering (2009)	52	Thomas Siering is our Chief Executive Officer and President and a member of our Board of Directors. Mr. Siering has been a director and executive officer since Two Harbors was incorporated in May 2009. Mr. Siering is a Partner of Pine River, which is the parent company of Two Harbors’ external manager, PRCM Advisers LLC, or PRCM Advisers. Prior to joining Pine River in 2006, Mr. Siering was head of the Value Investment Group at EBF & Associates, a private investment firm, from 1999 until 2006. During that period, he was also the manager for Merced Partners, LP, a private investment firm, and Tamarack International Limited, a closed end, non-diversified investment management company. Mr. Siering was named a Partner at EBF & Associates in 1997. Mr. Siering joined EBF & Associates in 1989 as a trader. From 1987 to 1989, Mr. Siering held various positions in the Financial Markets Department at Cargill, Inc. From 1981 until 1987, Mr. Siering was employed in the Domestic Soybean Processing Division at Cargill in both trading and managerial roles. Mr. Siering holds a B.B.A. from the University of Iowa with a major in Finance. Mr. Siering was originally appointed as a director pursuant to contractual rights of Pine River granted in the merger agreement with Capitol. We believe Mr. Siering is an appropriate director because of his knowledge of PRCM Advisers and its affiliate organizations, which will help ensure that adequate resources are devoted to Two Harbors by PRCM Advisers. Mr. Siering plays a key liaison role between day-to-day management of Two Harbors and our independent directors. We believe Mr. Siering is also an appropriate director because of his investment and trading expertise.

Brian C. Taylor (2009)	47	Brian C. Taylor is the Chairman of our Board of Directors. Mr. Taylor has been a director since Two Harbors was incorporated in May 2009. Mr. Taylor is the Chief Executive Officer and Chief Investment Officer of Pine River. Mr. Taylor founded Pine River in 2002 and is responsible for management of the business and oversight of its funds. Prior to Pine River’s inception, Mr. Taylor was with EBF & Associates from 1988 to 2002; he was named head of the convertible arbitrage group in 1994 and Partner in 1997. His responsibilities included portfolio management, marketing, product development and trading information systems development. Mr. Taylor received a B.S. from Millikin University in Decatur, Illinois and an M.B.A. from the University of Chicago. Mr. Taylor passed the Illinois Certified Public Accountant Examination in 1986. Mr. Taylor was originally appointed as a director pursuant to contractual rights of Pine River granted in the merger agreement with Capitol. We believe Mr. Taylor is an appropriate director because of his knowledge of PRCM Advisers and its affiliate organizations. He is able to help ensure that adequate resources are devoted to Two Harbors by PRCM Advisers. Mr. Taylor plays a key liaison role between day-to-day management of Two Harbors and our independent directors. We believe Mr. Taylor is also an appropriate director because of his investment and trading expertise.

Recommendation of Board; Vote Required

The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board of Directors is committed to maintaining the highest standards of business conduct and corporate governance. As described more fully below, we have adopted a Code of Business Conduct and Ethics for officers and directors, as well as our external manager, and have adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Bylaws and our board committee charters, provides the framework for our corporate governance.

You can access our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and certain other of our policies under “Corporate Governance” in the Investor Relations section of our website at www.twoharborsinvestment.com or by writing to our Investor Relations department at: Two Harbors Investment Corp., 601 Carlson Parkway, Suite 150, Minnetonka, Minnesota 55305.

Director Independence

The rules of the NYSE require that a majority of a company’s board of directors be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that each of Stephen G. Kasnet, William W. Johnson, W. Reid Sanders and Peter Niculescu is an independent director.

Leadership Structure of the Board of Directors

The Board of Directors is led by a Chairman who is appointed by the directors. Both independent and non-independent directors are eligible for appointment as the Chairman. The Chairman presides at all meetings of the stockholders and of the Board of Directors as a whole. The Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in our Bylaws or by the Board of Directors.

Our Corporate Governance Guidelines provide that the independent directors shall appoint one of their members to serve as the lead independent director. The lead independent director is responsible for coordinating the activities of the other independent directors, including scheduling and conducting separate meetings of the independent directors and for such other duties as are assigned from time to time by the Board of Directors. Mr. Kasnet has been appointed as the lead independent director.

The Board of Directors consists of a majority of independent directors and exercises a strong, independent oversight function. All of the Committees of the Board of Directors—Audit, Compensation and Nominating and Corporation Governance Committees—are comprised entirely of independent directors. A number of Board of Directors and Committee processes and procedures, including regular executive sessions of non-management directors and a regular review of the performance of PRCM Advisers, our external manager, provide substantial independent oversight of our management’s performance. Under our Bylaws and Corporate Governance Guidelines, the Board of Directors has the ability to change its structure if it determines that such a change is appropriate and in the best interest of Two Harbors. The Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee Two Harbors and those who manage it on a day-to-day basis.

We currently separate the roles of Chairman and Chief Executive Officer. However, our Chairman and our Chief Executive Officer are both affiliated with PRCM Advisers and Pine River. The Board of Directors believes that this affiliation benefits Two Harbors because these individuals are knowledgeable about Two Harbors’ business and because they are able to ensure that adequate resources are devoted to Two Harbors by PRCM Advisers and Pine River.

Role of the Board of Directors in Risk Oversight

The Board of Directors has responsibility for oversight of Two Harbors’ risk management processes and for understanding the overall risk profile of Two Harbors. The Board of Directors and Two Harbors rely upon PRCM Advisers and Pine River to provide the day-to-day risk management function, under the direction of Two Harbors’ Chief Risk Officer and a Risk Management Committee comprised of officers and employees of Two Harbors and Pine River.

Pursuant to Two Harbors’ Risk Management Policy Manual, the Chief Risk Officer is required to report to the Board of Directors on an annual basis, or more frequently as the circumstances may require or the Board of Directors may request, regarding: (a) Two Harbors’ risk management practices; (b) Two Harbors’ compliance with the Risk Management Policy Manual; (c) breaches and exceptions to the Risk Management Policy Manual; (d) the membership and composition of the Risk Management Committee; and (e) changes or proposed changes to the Risk Management Policy Manual.

Board Committees

Our Board of Directors has formed three committees, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and has adopted charters for each of these Committees. Each Committee is composed exclusively of directors who meet the independence and other requirements established by the rules and regulations of the SEC and the NYSE listing standards. Additionally, the Compensation Committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, qualify as outside directors for purposes of Section 162(m) of the Code.

The following table summarizes the current membership of each of our Committees.

Director	Audit	Compensation	Nominating & Corporate Governance
Stephen G. Kasnet	Chair	x	x
William W. Johnson	x	x	Chair
Peter Niculescu	x	x	x
W. Reid Sanders	x	Chair	x

Audit Committee

The Audit Committee is responsible for engaging our independent certified public accountants, preparing Audit Committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

The Audit Committee is, and will at all times be, composed exclusively of “independent directors” as defined under the NYSE listing standards and who otherwise meet the NYSE listing standards. Each member of the Audit Committee is also financially literate, in that they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, a listed company must certify that its audit committee has and will continue to have at least one member who is financially sophisticated in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Mr. Kasnet satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The Audit Committee’s purpose and responsibilities are more fully set forth in the Audit Committee’s charter, which was originally adopted by the Board of Directors on November 16, 2009.

Compensation Committee

The principal functions of the Compensation Committee are:

•	to evaluate the performance of our officers;

•	to review any compensation payable to our directors and officers;

•	to evaluate the performance of our external manager, PRCM Advisers;

•	to review the compensation and fees payable to PRCM Advisers under the Management Agreement dated October 28, 2009 (the “Management Agreement”);

•	to review the compensation and fees payable to any affiliates of PRCM Advisers or any other related party;

•	to prepare Compensation Committee reports; and

•	to administer the issuance of any common stock or other equity awards issued to personnel of PRCM Advisers or its parent company, Pine River, who provide services to us.

The Compensation Committee also reviews and makes recommendations to the Board of Directors on the compensation of the Company’s non-executive directors. In reviewing and making recommendations on non-executive director compensation, the Compensation Committee considers, among other things, the following policies and principles:

•	the compensation that is paid to directors of other companies that are comparable to us;

•	the amount of time it is likely directors will be required to devote to preparing for and attending meetings of the Board of Directors and the Committees on which they serve;

•	the success of the Company;

•	whether a director is a chairman of one of the Committees of the Board of Directors and the time commitment related thereto;

•	if a Committee on which a director serves undertakes a special assignment, the importance of that special assignment to the Company and its stockholders; and

•	the risks involved in serving as a director of the Board of Directors or a member of its Committees.

None of our executive officers are involved in determining non-executive director compensation levels, although the Company’s management may support the Committee with provision of information, data and other resources in connection with its compensation recommendations to the full Board of Directors.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee’s purpose and responsibilities are more fully set forth in the Compensation Committee’s charter, which was adopted by the Board of Directors on October 28, 2009 and amended on March 14, 2012.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to the Board of Directors qualified candidates for election as directors and approves and recommends to the full Board of Directors the appointment of each of our executive officers. It also periodically prepares and submits to the Board of Directors for adoption its selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of the Board of Directors and our corporate governance, and annually recommends to the Board of Directors nominees for each Committee of the Board of Directors. In addition, the Nominating and Corporate Governance Committee will annually facilitate the assessment of the Board of Directors’ performance as a whole and of the individual directors and report thereon to the Board of Directors.

The Nominating and Corporate Governance Committee considers the following factors in making its recommendations to the Board of Directors: background experience, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. The Nominating and Corporate Governance Committee also conducts inquiries into the background and qualifications of potential candidates.

The Nominating and Corporate Governance Committee’s purpose and responsibilities are more fully set forth in its charter, which was adopted by the Board of Directors on October 28, 2009 and amended on March 14, 2012.

Director Selection

Our Corporate Governance Guidelines provide the following minimum qualifications for directors in order to be suitable for a position on the Board of Directors:

•	possession of the highest personal and professional ethics, integrity and values;

•	the ability to exercise good business judgment and be committed to representing the long-term interests of the Company and its stockholders;

•	having an inquisitive and objective perspective, practical wisdom and mature judgment; and

•	willingness to devote the necessary time and effort to Board of Director duties, including preparing for and attending meetings of the Board of Directors and its Committees.

In considering candidates for nomination as a director, the Nominating and Corporate Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of the Board of Directors. Although we do not have a formal policy on diversity, our corporate governance guidelines provide that the Company shall endeavor to have a Board of Directors representing a diverse education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to our business and to our status as a publicly owned company. With respect to the re-nomination of current directors, the Committee considers the foregoing factors as well as past participation in and contributions to the activities of the Board of Directors.

The Nominating and Corporate Governance Committee will consider candidates recommended for nomination to the Board of Directors by our stockholders. Stockholder recommendations for nominees to the Board of Directors should be submitted in writing to our Secretary. The manner in which the Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Committee will not evaluate a candidate recommended by a stockholder unless the stockholder’s proposal provides a certification that the potential candidate will serve as a director if elected.

Board and Committee Meetings

The Board of Directors held 13 meetings and took action by unanimous written consent once during 2011. During certain meetings of the Board of Directors, the independent directors also met separately in executive sessions without management present to discuss various matters, including our performance and the performance of PRCM Advisers. The Audit Committee held eight meetings and took action by unanimous written consent once during 2011. Also during 2011, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held two meetings. Each of our directors attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he served during 2011. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting. Each of our directors attended the annual meeting of stockholders held in May 2011.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee or Nominating and Corporate Governance Committee is or has been employed by us. None of our executive officers currently serves as a member of the Board of Directors or Compensation Committee of another entity that has one or more executive officers serving on our Board of Directors or our Nominating and Corporate Governance Committee, except that in 2011 each of Messrs. Taylor, Siering, Stolt and O’Brien participated in making compensation decisions for officers and employees of Pine River, PRCM Advisers and their affiliates.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees and to PRCM Advisers’ and Pine River’s officers, directors and employees when such individuals are acting for us or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to detect and deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the Code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by our Board of Directors or a Committee thereof and will be promptly disclosed as required by law or stock exchange regulations. The Code of Business Conduct and Ethics was adopted by the Board of Directors on October 28, 2009.

Communications with our Board of Directors

We provide the opportunity for stockholders and all other interested parties to communicate with members of our Board of Directors. Communications with the independent directors or the chairperson of any of the Committees of the Board of Directors may occur by regular mail or email. Communications sent by regular mail should be sent to the attention of the Independent Directors, the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Nominating and Corporate Governance Committee, as the case may be, in each instance in care of our Secretary at our office at 601 Carlson Parkway, Suite 150, Minnetonka, Minnesota 55305. Communications by e-mail should be sent to our Secretary and General Counsel, at tim.obrien@prcm.com.

Our Secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. The Secretary will forward all appropriate communications received, or a summary of such communications, to the appropriate member(s) of our Board of Directors. However, we reserve the right to disregard any communication that we determine is unduly hostile, threatening or illegal, or does not reasonably relate to us or our business, or is similarly inappropriate. The Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Stockholder proposals must be made in accordance with the procedures set forth in our current Bylaws or the procedures set forth in Rule 14a-8 of the Exchange Act and not the procedures set forth in the preceding paragraph.

Nominations for the Board of Directors proposed may only be made in accordance with the procedures set forth in our Bylaws. The procedures set forth in our Bylaws for stockholder proposals, including nominations for our Board of Directors, as well as the procedures set forth in Rule 14a-8 for stockholders proposals are described in “Other Information — Stockholders Proposals and Director Nominations for 2013 Annual Meeting” in this proxy statement.

DIRECTOR COMPENSATION

Compensation Philosophy

We compensate the independent members of our Board of Directors for their service. It is our belief that director compensation should:

•	align the interests of our directors and our stockholders;

•

ensure the Company can attract and retain outstanding director candidates who meet the selection criteria set forth in our Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter; and

•	reflect the substantial time commitment of our directors necessary to oversee the Company’s affairs.

Generally, it has been our practice to compensate our independent directors with a mix of cash and equity-based compensation. We do not pay any fees to the non-independent directors serving on our Board. However, all members of our Board of Directors are reimbursed for their costs and expenses of serving on the Board of Directors, including costs and expenses of attending all meetings of our Board and its Committees. As discussed above, the Compensation Committee Charter provides that the Compensation Committee has the primary responsibility for reviewing and recommending any changes to director compensation. Our Board of Directors reviews the Compensation Committee’s recommendations and determines the amount of director compensation.

In 2012, the Compensation Committee engaged a compensation committee consultant, FPL Associates L.P., to review the competitiveness of the Company’s director compensation program for its independent directors against comparable companies, including with respect to annual retainers, chairperson retainers, meeting fees and other compensation components. The Compensation Committee also requested from management assistance in gathering additional market data and compensation information for several of the Company’s peers. After reviewing all available data, in March 2012 the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, certain modifications to director compensation, as described more fully below.

Annual Director Fees

For the one-year term commencing immediately following the 2011 Annual Meeting of Stockholders and ending at the 2012 Annual Meeting of Stockholders, our independent directors earned the following fees for their service:

•	each independent director received an annual fee $100,000;

•	the Audit Committee Chair received an additional fee of $15,000; and

•	the lead independent director received an additional fee of $10,000.

All annual fees noted above are payable half in cash and half in restricted shares of our common stock. The cash portion of the fee is paid in four equal quarterly installments over the course of the term. The restricted stock portion of the annual director fee is granted pursuant to a restricted stock award agreement under our 2009 Equity Incentive Plan on the first business day following the annual meeting of stockholders at which such director is elected. The number of shares subject to issuance is determined based on the Fair Market Value of our common stock on the last trading day preceding the grant date. Restricted stock previously granted to the independent directors vests in three equal annual installments commencing with the first anniversary of the date of grant, so long as such director is serving as a member of the Board of Directors on the vesting date.

Beginning with the 2012-2013 term, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, (i) an increase in the total amount of the annual fee from $100,000 to $125,000 and (ii) the elimination of vesting requirements for future restricted stock awards made under the 2009 Equity Incentive Plan for the restricted stock portions of each of the director fees noted above.

The following table shows the compensation of our independent directors for services in all capacities to us in fiscal year 2011:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Stephen G. Kasnet	$62,500	$62,500	$125,000
William W. Johnson	$50,000	$50,000	$100,000
W. Reid Sanders	$50,000	$50,000	$100,000
Peter Niculescu	$50,000	$50,000	$100,000

(1)	Represents fees paid in fiscal year 2011.
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

2009 Equity Incentive Plan

We have adopted the 2009 Equity Incentive Plan, or 2009 Plan, to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including personnel of Pine River, PRCM Advisers and their affiliates. The 2009 Plan is administered by the Compensation Committee appointed by our Board of Directors. The 2009 Plan permits the granting of restricted shares of common stock, phantom shares, dividend equivalent rights and other equity-based awards.

Administration

The 2009 Plan is administered by the Compensation Committee. The Compensation Committee, appointed by our Board of Directors, has the full authority to administer and interpret the 2009 Plan; to authorize the granting of awards; to determine the eligibility of directors, officers, advisors, consultants and other personnel, including personnel of Pine River, PRCM Advisers and their affiliates, to receive an award; to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2009 Plan); to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2009 Plan); to prescribe the form of instruments evidencing awards; and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2009 Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the 2009 Plan consists of four non-employees directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code. References below to the Compensation Committee include a reference to the Board of Directors for those periods in which the Board of Directors is acting.

Available Shares

Our 2009 Plan provides for grants of restricted common stock, phantom shares, dividend equivalent rights and other equity-based awards, subject to a ceiling of 200,000 shares available for issuance under the plan. The plan allows for our Board of Directors to expand the types of awards available under the plan to include LTIP units in the future. The maximum number of shares that may underlie awards in any one year to any eligible person may not exceed 100,000. If an award granted under the 2009 Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our Board of Directors, no new award may be granted under the 2009 Plan after the tenth anniversary of the date that such plan was initially approved by our Board of Directors. No award may be granted under our 2009 Plan to any person who, assuming payment of all awards held by such person, would own or be deemed to own more than 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock.

On May 18, 2011, the Company granted 19,750 shares of restricted common stock to its independent directors under the 2009 Plan. The estimated fair value of these awards was approximately $10.76 per share, based on the closing price of the Company’s common stock on the last trading day preceding the grant date. The grants will vest in three annual installments commencing on the date of the grant, as long as such director is serving as a board member on the vesting date.

Awards under the Plan

Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, that the Compensation Committee may impose at the date of grant. Grants of restricted shares of common stock may be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times and under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares of common stock. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are prohibited from selling such shares until they vest.

Phantom Shares. Phantom shares, when issued, will reduce the number of shares available for grant under the 2009 Plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair value of a share of common stock, or, if provided by the Compensation Committee, the right to receive the fair value of a share of common stock in excess of a base value established by the Compensation Committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the Compensation Committee, as may be provided by the Compensation Committee at the time of grant). The Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. Unless otherwise determined by the Compensation Committee, the holders of awards of phantom shares will be entitled to receive dividend equivalents, which shall be payable at such time that dividends are paid on outstanding shares.

LTIP Units. If our Board of Directors expands the types of awards under the plan to include LTIP units, it is expected that such units will be created as a special class of limited liability company interests in our subsidiary, Two Harbors Operating Company LLC. The terms of any such awards will be determined by our Board of Directors at the time of such expansion.

Other Share-Based Awards. The 2009 Plan authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

Under our 2009 Plan, a change in control is defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of our voting shares by any person; (ii) the sale or disposition of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (iv) during any 12-calendar month period, our directors, including subsequent directors recommended or approved by our directors, at the beginning of such period cease for any reason other than due to death to constitute a majority of our Board of Directors; or (v) stockholder approval of our liquidation or dissolution. Notwithstanding the foregoing, no event or condition described in clauses (i) through (v) above shall constitute a change in control if it results from a transaction between us and PRCM Advisers or an affiliate of PRCM Advisers.

Upon a change in control, the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Amendments and Termination

Our Board of Directors may amend, alter or discontinue the 2009 Plan but cannot take any action that would impair the rights of a grantee with respect to grants previously made without such grantee’s consent. To the extent necessary and desirable, the Board of Directors must obtain approval of our stockholders for any amendment that would:

•	other than through adjustment as provided in the 2009 Plan, increase the total number of shares of common stock reserved for issuance under the 2009 Plan;

•	change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2009 Plan;

•	re-price any awards under the 2009 Plan; or

•	otherwise require such approval.

The Compensation Committee may amend the terms of any award granted under the 2009 Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2012. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Two Harbors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Auditor Fees

The aggregate fees billed to us for professional services performed by Ernst & Young LLP were as follows for the years ended December 31, 2011, and December 31, 2010:

	2011	2010
Audit Fees (a)	$420,000	$345,000
Audit-Related Fees (b)	108,700	262,950
Tax Fees (c)	57,500	187,500
All Other Fees (d)	—	1,995

Total Principal Accountant Fees	$586,200	$797,445

(a)	Audit Fees pertain to the audit of our annual Consolidated Financial Statements, including review of the interim financial statements contained in our Quarterly Reports on Form 10-Q, comfort letters to underwriters in connection with our registration statements and common stock offerings, attest services, consents to the incorporation of the E&Y audit report in publicly filed documents and assistance with and review of documents filed with the SEC.
(b)	Audit Related Fees pertain to assurance and related services that are traditionally performed by the principal accountant, including accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews and consultation concerning financial accounting and reporting standards.
(c)	Tax Fees pertain to services performed for tax compliance, including REIT compliance, tax planning and tax advice, including preparation of tax returns and claims for refund and tax-payment planning services. Tax planning and advice also includes assistance with tax audits and appeals, and tax advice related to specific transactions.
(d)	Other Fees pertain to annual membership fees to E&Y’s online accounting research tool.

The services performed by Ernst & Young LLP for the 2011 fiscal year were pre-approved in accordance with the pre-approval policy set forth in our Audit Committee Charter. This policy requires that all engagement fees and the terms and scope of all auditing and non-auditing services be reviewed and approved by the Audit Committee in advance of their formal initiation.

Recommendation of Board; Vote Required

The affirmative vote of a majority of all of the votes cast on the proposal is required to ratify the appointment of our independent registered public accounting firm. For purposes of the vote on the ratification of the independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee presently composed of our independent directors, William W. Johnson, Stephen G. Kasnet, Peter Niculescu and W. Reid Sanders. Mr. Kasnet serves as chairman of the Audit Committee. Each of the directors on our Audit Committee is an independent director under the NYSE listing standards. The Board of Directors has determined that Mr. Kasnet satisfies the definition of financial sophistication and is an “audit committee financial expert,” as defined under rules and regulations of the United States Securities and Exchange Commission.

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available on our website at www.twoharborsinvestment.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent auditors for 2011.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communication with the Audit Committee concerning independence, and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2011, be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC. The Audit Committee also has recommended the selection of Ernst & Young LLP to serve as independent public accountants for the year ending December 31, 2012.

By the Audit Committee:

Stephen G. Kasnet, Chairman

William W. Johnson

Peter Niculescu

W. Reid Sanders

Use of Report of the Audit Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act.

EXECUTIVE OFFICERS

The Board of Directors generally appoints executive officers annually following our annual meeting of stockholders to serve until the meeting of the Board of Directors following the next annual meeting of stockholders. Set forth below is certain information about each of our executive officers. The business address of each executive officer is Two Harbors Investment Corp., 601 Carlson Parkway, Suite 150, Minnetonka, Minnesota 55305.

Executive Officers

Name	Age	Background Information
Thomas Siering	52	Biographical information for Thomas Siering, our Chief Executive Officer, is provided above under “Nominees for Director” on page 6.

Steven Kuhn	42	Steven Kuhn is our Co-Chief Investment Officer. Mr. Kuhn has been an executive officer since the merger with Capitol in October of 2009. Mr. Kuhn is a Partner of Pine River. Prior to joining Pine River in 2008, Mr. Kuhn was a Vice President and Portfolio Manager at Goldman Sachs & Co., an investment banking and securities firm, based in New York and Beijing from 2002 to 2007, where he was part of a team that managed approximately $40 billion in mortgage-backed securities. While he was in Beijing, Mr. Kuhn provided training to sovereign wealth fund clients and voluntarily taught Finance to students from Peking University and Tsinghua University. From 1999 to 2002, Mr. Kuhn was a Japanese convertible bond trader at Citadel Investment Group in Chicago. Prior to that, Mr. Kuhn was head of mortgage-backed securities trading at Cargill in Minnetonka, Minnesota. Mr. Kuhn received a B.A. in Economics with Honors from Harvard University in 1991.

William Roth	54	William Roth is our Co-Chief Investment Officer. Mr. Roth has been an executive officer since the merger with Capitol in October of 2009. Mr. Roth is a Partner of Pine River. Prior to joining Pine River in 2009, Mr. Roth was at Citigroup, a financial services organization, and its predecessor firm, Salomon Brothers Inc., for 28 years where he was named a Director in 1987 and a Managing Director in 1997. From 2004 to 2009, Mr. Roth managed a proprietary trading book at Citigroup with particular focus on mortgage and asset-backed securities. From 1994 to 2004, Mr. Roth was part of the Salomon/Citi New York Mortgage Sales Department. From 1981 to 1994, Mr. Roth was based in Chicago and managed the Chicago Financial Institutions Sales Group for Salomon Brothers. He received an M.B.A. with a concentration in Finance from the University of Chicago Graduate School of Business in 1981 and a B.S. in Finance and Economics from Miami University in Oxford, Ohio in 1979.

Brad Farrell	37	Brad Farrell is our Chief Financial Officer and Treasurer. Mr. Farrell has been an executive officer since January 2012. Mr. Farrell is an employee of Pine River and, prior to his appointment as Chief Financial Officer, served as our Controller. Mr. Farrell has spent the breadth of his career overseeing financial management, reporting and business analysis for public financial service companies. Prior to joining Pine River in 2009, he was Vice President and Executive Director of External Reporting for GMAC ResCap, a diversified real estate company. In this role, from 2007 to 2009, he was responsible for GMAC ResCap’s public filing and bank holding company reporting initiatives. He was also involved in GMAC ResCap’s debt restructuring and related accounting and liquidity initiatives. From 2002 to 2007, Mr. Farrell held various positions in finance and accounting with XL Capital Ltd., a public global insurance underwriter, including the establishment of finance and accounting processes in its London based insurance segment. Prior to 2002, he was employed with KPMG and where he gained experience managing US GAAP implementation and Securities Exchange Act compliance engagements for foreign filers in the firm’s London practice. Mr. Farrell is a Certified Public Accountant (inactive), and graduated with a B.S.B.A. from Drake University in Des Moines, IA.

Timothy O’Brien	53	Timothy O’Brien is our General Counsel and Secretary. Mr. O’Brien has been an executive officer since the merger with Capitol in October of 2009. Mr. O’Brien is a Partner of Pine River and has served as General Counsel and Chief Compliance Officer of Pine River since 2007. From 2004 to 2006, Mr. O’Brien served as Vice President and General Counsel of NRG Energy, Inc., a publicly-listed power generation company. Mr. O’Brien served as Deputy General Counsel of NRG Energy, Inc. from 2000 to 2004 and Assistant General Counsel from 1996 to 2000. Prior to joining NRG Energy, Inc., Mr. O’Brien was an associate at the law firm of Sheppard, Mullin, Richter & Hampton in Los Angeles and San Diego, California. He received a B.A. in History from Princeton University in 1981 and a J.D. from the University of Minnesota Law School in 1986.

Executive Compensation

We are externally managed by PRCM Advisers under the terms of a Management Agreement, pursuant to which PRCM Advisers provides us with all of the personnel required to manage our operations, including our executive officers. We did not pay any compensation to our executive officers, nor did we make any grants of plan-based awards, stock options or stock grants of any kind to them for the fiscal year ended December 31, 2011. We do not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. We do not have any employment agreements with any persons and are not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of the Company.

Certain Risks With Respect to Compensation

We do not believe our compensation policies and practices are reasonably likely to have a material adverse effect on Two Harbors. As noted above, we are externally managed by PRCM Advisers pursuant to the terms of the Management Agreement. Compensation decisions regarding the personnel who manage our affairs are, therefore, made by PRCM Advisers and its parent company, Pine River, and all such compensation comes either from the fixed management fee that we pay to PRCM Advisers or via reimbursement of a portion of the salaries of certain personnel at Pine River who devote time to our affairs. We do not directly pay our officers any compensation, including any performance based bonuses. We have not granted our officers any equity awards, and any such awards in the future are subject to the review and approval of the Compensation Committee of our Board of Directors.

The base fee under the Management Agreement is calculated based on a percentage of stockholder equity and is payable quarterly. Calculation of the management fee is not primarily dependent upon our financial performance or the performance of our management, thus the management fee does not create an incentive for management to take excessive or unnecessary risks. Specifically, the use of stockholders’ equity as the base for the calculation does not result in leveraged pay-out curves, steep pay-out cliffs, or set unreasonable goals and thresholds, each of which can promote excessive and unnecessary risks.

Our independent directors review PRCM Advisers’ performance and the management fees quarterly, providing a check upon any improper effort by management to increase compensation payments indirectly via the pass-through of costs. The management fee itself cannot be increased or revised without the approval of our independent directors. The Management Agreement provides for the termination of the agreement after the initial three year term, or for cause. Although termination under the foregoing circumstances may require the payment of a significant termination fee, we believe it is still a deterrent against excessive and unnecessary risk taking.

Compensation Discussion and Analysis

We have not paid, and we do not currently intend to pay, any cash or equity compensation to any of our officers and we do not currently intend to adopt any policies with respect thereto. We have engaged PRCM Advisers as our manager pursuant to the terms of the Management Agreement, dated October 28, 2009. See “Certain Transactions with Related Persons” for a description of the terms of the Management Agreement, including the management fees payable to PRCM Advisers thereunder and our reimbursement obligations to PRCM Advisers.

Under the Management Agreement, PRCM Advisers has agreed to provide us with our senior management team, including officers, along with appropriate support personnel. Because PRCM Advisers has no employees or separate facilities, PRCM Advisers has entered into a Shared Facilities and Services Agreement with Pine River, its parent company, pursuant to which PRCM Advisers is provided with the personnel, services and resources necessary for PRCM Advisers to perform its obligations and responsibilities under the Management Agreement. Our officers are partners and employees of Pine River and receive their compensation from Pine River. Pine River makes all decisions relating to the compensation of our officers based on such factors as Pine River may determine are appropriate. The fees that we pay PRCM Advisers under the Management Agreement are, through the distributions of PRCM Advisers’ income to its parent, Pine River, one of the sources of funds that Pine River may use to compensate our officers.

Our Compensation Committee noted the significant support received in the previous advisory vote on executive compensation and therefore determined no changes were advisable based on the outcome of that vote. We currently plan to hold an advisory on executive compensation each year.

REPORT OF THE COMPENSATION COMMITTEE

Our Compensation Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussion, our Compensation Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation Committee:	W. Reid Sanders, Chairman
William W. Johnson
Stephen G. Kasnet
Peter Niculescu

PROPOSAL 3: ADVISORY VOTE RELATING TO EXECUTIVE COMPENSATION

SEC rules adopted pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals.

As more fully described under the sections of the proxy statement titled “Executive Compensation,” “Compensation Discussion and Analysis” and “Certain Transactions with Related Persons,” we do not have any employees. We are externally managed by PRCM Advisors pursuant to the Management Agreement between us and PRCM Advisers. We have not paid, and we do not currently intend to pay, any cash or equity compensation directly to any of our executive officers and we do not currently intend to adopt any policies with respect thereto. Under the Management Agreement with PRCM Advisers, PRCM Advisers has agreed to provide us with our senior management team, including officers, along with appropriate support personnel. Each of our executive officers is a partner or employee of Pine River and receives compensation from Pine River, and Pine River compensates them directly in its sole discretion in connection with the services they render to PRCM Advisers and to us. None of our executive officers has an employment agreement with us and we do not pay them salaries or bonuses or provide them other compensation or benefits.

Notwithstanding that we do not pay our executive officers compensation, we are required by Section 14A of the Exchange Act to seek an advisory vote from our stockholders to approve the compensation of our executive officers listed under “Executive Officers” in this proxy statement. At the Annual Meeting, we are asking you to vote “FOR” the adoption of the following resolution:

“RESOLVED: That the stockholders of the Company approve, on a non-binding advisory basis, the compensation paid to the Company’s executive officers, as disclosed in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and related narrative discussions in the proxy statement.”

This say-on-pay vote is advisory in nature and, therefore, it is not binding on us, our Board of Directors, our Compensation Committee, PRCM Advisers or Pine River.

Recommendation of Board; Vote Required

The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of this Proposal 3. For purposes of this Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Our common stock is listed on the NYSE under the symbol “TWO.” As of March 27, 2012, we had 88 registered holders and 63,116 beneficial owners of our common stock. The following table sets forth information regarding the beneficial ownership of our common stock as of March 27, 2012 (unless otherwise indicated) by (1) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (2) each of our executive officers and directors; and (3) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent of Class(2)
SAB Capital Advisors, L.L.C.	12,217,850	(3)	5.70%

Mark D. Ein	3,050,000	(4)	1.40%

Brian C. Taylor	2,996,918	(5)	1.38%

Thomas Siering	255,666		*

William W. Johnson	230,233	(6)	*

William Roth	61,000		*

Steven Kuhn	155,000		*

Stephen G. Kasnet	55,869	(7)	*

W. Reid Sanders	58,082	(8)	*

Peter Niculescu	18,612	(9)	*

Brad Farrell	10,850

Timothy O’Brien	25,000		*

All directors and executive officers as a group (11 individuals)	6,917,230	(10)	3.14%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is 601 Carlson Parkway, Suite 150, Minnetonka, MN 55305.
(2)	Based on 214,207,346 shares of common stock outstanding as of March 27, 2012. Share amounts for individuals assume that all warrants held by the person are exercised and outstanding (and, therefore, included in the denominator). The total number of shares of common stock outstanding used in calculating the percentage of the class for such person assumes that none of the warrants held by other persons are exercised.

(3)	Represents 7,681,998 shares of common stock held for the account of SAB Capital Partners, L.P., 256,661 shares held for the account of SAB Capital Partners II, L.P., and 4,279,191 shares held for the account of SAB Overseas Master Fund, L.P., for each of which SAB Capital Advisors L.L.C. is the general partner and SAB Capital Management L.P. is the investment manager. Additionally, Scott A. Bommer is the managing member of the general partner and investment manager and, along with the general partner and investment manager may be deemed to beneficially own such shares. The business address for each of the reporting persons is 767 Fifth Avenue, 44th Floor, New York, New York 10153. The foregoing information was derived from a Schedule 13G filed with the SEC on March 5, 2012.

(4)	Includes 3,040,000 shares of common stock issuable upon the exercise of warrants held by Mr. Ein.

(5)	Includes 2,906,918 shares of common stock issuable upon the exercise of warrants owned by Nisswa Acquisition Master Fund Ltd. and Pine River Master Fund Ltd., for which Pine River is the investment manager. Brian Taylor is the sole member of Pine River Capital Management LLC, an entity which is the general partner of Pine River. Mr. Taylor, Pine River and Pine River Capital Management LLC disclaim beneficial ownership of any of the securities owned by Nisswa Acquisition Master Fund Ltd. and Pine River Master Fund Ltd. other than to the extent of his or its pecuniary interest therein, if any, and the foregoing disclosure shall not be deemed an admission that Mr. Taylor, Pine River or Pine River Capital Management LLC is the beneficial owner of such securities for purposes of Section 16 or for any other purpose. The securities of Nisswa Acquisition Master Fund Ltd. and Pine River Master Fund Ltd. may be pledged from time to time.
(6)	Includes 18,612 shares of restricted common stock held by Mr. Johnson.
(7)	Includes 22,536 shares of restricted common stock held by Mr. Kasnet.
(8)	Includes 18,612 shares of restricted common stock held by Mr. Sanders.
(9)	Includes 18,612 shares of restricted common stock held by Mr. Niculescu.
(10)	Includes the warrants described in footnotes (4) and (5) above.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions

Management Agreement and Shared Facilities and Services Agreement

Pursuant to the Management Agreement, which we entered into with PRCM Advisers in October 2009 in connection with our merger with Capitol, PRCM Advisers provides the day-to-day management of our operations. The Management Agreement requires PRCM Advisers to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by the independent members of our Board of Directors. The Management Agreement has an initial three-year term and will be renewed for successive one-year terms thereafter unless terminated by either us or PRCM Advisers. PRCM Advisers is entitled to receive a termination fee from us under certain circumstances. PRCM Advisers is entitled to receive a management fee from us and we are also obligated to reimburse it for certain expenses incurred by PRCM Advisers and its affiliates. Our executive officers are employees or partners of Pine River, the parent company of PRCM Advisers. As a result, the Management Agreement between us and PRCM Advisers was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

In addition, PRCM Advisers has entered into a Shared Facilities and Services Agreement with Pine River, pursuant to which Pine River provides PRCM Advisers with access to office space, equipment, personnel, credit analysis and risk management expertise and processes, information technology and other resources for our benefit. The Management Agreement and the Shared Facilities and Services Agreement are intended to provide us with access to Pine River’s personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

We incurred charges of $22.3 million for fiscal 2011 related to the Management Agreement, of which $14.2 million was for the base management fee and the balance represented expense reimbursement for general and administrative expenses incurred by the Company in the normal course of its operations and certain compensation expenses incurred by PRCM Advisers under the Management Agreement.

Acquisition Services Agreement and Property Management Agreement

Through our wholly-owned subsidiary, Two Harbors Property Investment LLC, we entered into an Acquisition Services Agreement, a Property Management Agreement and a side letter agreement regarding certain fees, each dated February 3, 2012, with Silver Bay Property Management LLC (“Silver Bay”). Silver Bay is a joint venture that is majority-owned by an affiliate of PRCM Advisers and Pine River. Because these agreements were negotiated between related parties, they were submitted to and approved by the independent members of our Board of Directors. While we believe that the terms, conditions and fees payable under these agreements are comparable to what the Company would have been able to negotiate in an arms-length transaction, there is no assurance that they are as favorable to us as if they had been negotiated with an unaffiliated third party.

Acquisition Services Agreement. Under the Acquisition Services Agreement, Silver Bay will, among other things (i) assist us in identifying and acquiring a portfolio of single family or other residential properties in various geographic areas throughout the U.S., (ii) identify qualified properties that meet the investment criteria we establish, and (iii) perform due diligence, obtain inspections, negotiate offers and facilitate closings on the properties. The Acquisition Services Agreement has an initial term of one year (subject to termination on 10 days’ notice by either party) and renews for successive six-month periods upon mutual written agreement. Pursuant to the side letter, if during the term of the Acquisition Services Agreement Silver Bay is the procuring cause of the purchase of a single-family residential property, we will pay Silver Bay a one-time acquisition fee in the amount of $2,000 per property.

Property Management Agreement. Under the Property Management Agreement, Silver Bay will, among other things (i) operate, maintain, repair, manage and lease residential properties; (ii) market such properties and sign lease agreements with Silver Bay as the property manager; and (iii) collect rental income for our benefit. The Property Management Agreement has an initial term of one year (subject to termination on 90 days’ notice by either party) and automatically renews for successive one year terms unless notice of non-renewal is given. Pursuant to the side letter, we are obligated to pay Silver Bay for various services provided under the Property Management Agreement, including: (i) a monthly management fee equal to the greater of (a) six percent (6%) of the gross collections (less security deposits) derived from the properties in the prior month or (b) $50 per property (excluding vacant properties); (ii) a one-time $500 per property fee for the leasing of a property to a new tenant and a one-time $200 per property fee for each renewal of an annual lease term to an existing tenant; (iii) if we voluntary terminate the Property Management Agreement, a termination fee for each property under management as of the voluntary termination date which (a) if during the initial one year term shall be the greater of $250 or an amount equal to the aggregate management fee that is payable to Silver Bay for the remainder of the term and (b) if during any renewal term, shall be $100; (iv) in the event we elect not to renew the Property Management Agreement in the first two one-year terms, a non-renewal fee of $100 for each property that is under management as of the non-renewal date; and (v) certain maintenance and rehabilitation fees associated with ongoing maintenance and repairs to the properties.

As these agreements were not entered into until 2012, we did not incur any fees under these agreements in 2011. We do, however, expect to incur fees under these agreements in 2012.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, we agreed to file and maintain a registration statement relating to the resale of the warrants (and underlying shares) held by Nisswa Acquisition Master Fund Ltd., Pine River Master Fund Ltd., Mark D. Ein, and certain other persons identified therein. That registration statement has been filed and declared effective, and we paid all expenses incurred in connection with the filing of such registration statement.

Related Person Transaction Policies

Our Management Agreement places restrictions on PRCM Advisers from entering into transactions with its related parties. These limitations include prohibitions on entering into transactions with affiliates of PRCM Advisers that are not approved by a majority of our independent directors in certain circumstances and prohibitions on investing in securities structured by affiliates of PRCM Advisers unless the investment is consistent with our investment guidelines, is approved by at least one independent director, and is made in accordance with applicable law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of our common stock (“10% holders”), file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% holders are required by Item 405 of Regulation S-K to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of the copies of such reports furnished to us or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2011, all reports required to be filed pursuant to Section 16(a) by such executive officers, directors and 10% holders were timely filed.

OTHER INFORMATION

Stockholder Proposals and Director Nominations for 2013 Annual Meeting

Our 2013 Annual Meeting is expected to be held on or about May 21, 2013. If a stockholder intends to submit a proposal for inclusion in our proxy statement for our 2013 annual meeting pursuant to Rule 14a-8 under the Exchange Act, the stockholder proposal must be received by the Secretary of Two Harbors Investment Corp., 601 Carlson Parkway, Suite 150, Minnetonka, Minnesota 55305, on or before December 10, 2012. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

Stockholders may (outside of Rule 14a-8) nominate candidates for election to the Board of Directors or propose business for consideration at our 2013 Annual Meeting under Maryland law and our Bylaws. Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our Bylaws. Under our Bylaws, notice of such a nomination or proposal of other business must generally be provided to the Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In addition, any such nomination or proposal must include the information required by our Bylaws. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2013 Annual Meeting of Stockholders must notify us in writing of such proposal by December 10, 2012, but in no event earlier than November 10, 2012.

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote on such matters in their discretion.

Directions to Annual Meeting

The 2012 Annual Meeting of Stockholders of Two Harbors Investment Corp. will be held at Hotel Plaza Athénée, 37 East 64th Street, New York, New York 10065 on Tuesday, May 22, 2012, at 1:00 pm Eastern Time. If you need assistance with directions to the Annual Meeting, please contact our Investor Relations general inquiries line at (212) 364-3229.

Cost and Method of Solicitation

We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our common stock. We will reimburse these third-parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, for an estimated fee of $6,500, plus out of pocket expenses, to assist in soliciting proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

TWO HARBORS INVESTMENT CORP. Annual Meeting of Stockholders May 22, 2012 1:00 P.M. Eastern Time This proxy is solicited by the Board of Directors

The undersigned hereby authorizes and appoints Thomas Siering and Brad Farrell, and each of them, as proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held at Hotel Plaza Athenee, 37 East 64th Street, New York, NY 10065, on Tuesday, May 22, 2012, at 1:00 p.m. Eastern Time, and at any postponements or adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominess for director, FOR ratification of the appointment of auditors, FOR the advisory vote on executive compensation, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. This proxy is revocable.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the Annual Meeting of Stockholders.

Continued and to be signed on reverse side

TWO HARBORS INVESTMENT CORP. 601 CARLSON PARKWAY SUITE 150 MINNETONKA, MN 55305

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2012. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 21, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors	☐	☐	☐
Nominees
01 Mark D. Ein	02 William W. Johnson		03 Stephen G. Kasnet		04 Peter Niculescu		05 W. Reid Sanders
06 Thomas Siering	07 Brian C. Taylor
The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2	Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2012.						☐	☐	☐
3	Advisory vote on executive compensation.						☐	☐	☐
NOTE: The proxies are authorized to vote in their discretion on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date